UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report (Date of earliest
                                event reported):
                                February 7, 2003



                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.
             (Exact name of registrant as specified in its charter)





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


                 Delaware                         333-42578                           06-1285387
---------------------------------------- -------------------------------  --------------------------------------
      (State or other jurisdiction of      (Commission File Number)      (I.R.S. Employer Identification No.)
      incorporation or organization)


       1 Corporate Drive, Suite 600
               Shelton, CT                                      06484
---------------------------------------------- ----------------------------------------------
 (Address of principal executive offices)                    (Zip Code)


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                                  202-925-7200
              (Registrant's telephone number, including area code)




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Item 5.  Other Events


On December 14, 2001, Iroquois Gas Transmission System, L.P. ("Iroquois") filed an application with the Federal Energy Regulatory Commission (the "Commission") to construct and operate its Eastern Long Island Expansion ("ELI") project. In order to implement the ELI project Iroquois would construct approximately 29 miles of 20-inch pipeline from a point offshore of Milford, Connecticut to a point in Brookhaven, Suffolk County, New York and additional compression and cooling facilities. These facilities would be designed to provide approximately 175,000 dekatherms per day of firm transportation service to the eastern end of Long Island, New York.

On April 8, 2002, Iroquois filed a motion to consolidate its ELI project application with a similar application by Islander East Pipeline Company, L.L.C. ("Islander East") pending at the Commission and to convene a comparative evidentiary hearing on the two projects. This motion was denied by the Commission on September 19, 2002. On that same date, the Commission issued a certificate of public convenience and necessity to Islander East. On October 4, 2002, Iroquois filed a motion with the Commission requesting deferral of consideration of the ELI project based on the Commission's September 19, 2002 orders on the ELI and the Islander East projects. On October 10, 2002, the Commission granted Iroquois' motion for deferral of the ELI project. On February 7, 2003, Iroquois notified the Commission that, after extensive discussions with the ELI project shippers, it determined that insufficient market support exists to continue to prosecute the ELI project application and Iroquois filed a notice of withdrawal of the certificate application. As of December 31, 2002, Iroquois recorded a provision for approximately $2.2 million in costs related to the ELI project.




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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                      IROQUOIS GAS TRANSMISSION SYSTEM, L.P., as Registrant
                             By: Iroquois Pipeline Operating Company, its Agent


Dated: February 7, 2003         By:     /s/ Paul Bailey
                                    -------------------------------
                                Name:  Paul Bailey
                                Title: Vice President and Chief
                                       Financial Officer